QuickLinks -- Click here to rapidly navigate through this document

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

FINANCIAL SECURITY ASSURANCE HOLDINGS LTD.
(Exact name of registrant as specified in its charter)

New York (State of incorporation or organization)	13-3261323 (I.R.S. Employer Identification No.)
350 Park Avenue New York, New York (Address of principal executive offices)	10022 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
5.60% Notes due July 15, 2103	New York Stock Exchange, Inc.

        If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.    ☒

        If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.    ☐

        Securities Act registration statement file number to which the Form 8-A relates: 333-100401.

        Securities to be registered pursuant to Section 12(g) of the Act:

None (Title of Class)

Item 1.    Description of Registrant's Securities to be Registered.

        For a description of the securities to be registered hereunder, reference is made to the information under the headings "Description of Debt Securities" in the registrant's Prospectus dated October 16, 2002 filed with the Securities and Exchange Commission (the "Commission"), as supplemented by the information under the heading "Description of the Notes" in the registrant's Prospectus Supplement, dated July 17, 2003, filed with the Commission on July 21, 2003, each of which forms a part of the registrant's Registration Statement on Form S-3 (Registration No. 333-100401), and which information is hereby incorporated herein by reference and made part of this application in its entirety.

Item 2.    Exhibits.

I.
The following exhibits are incorporated herein by reference:

  Exhibit 1—The form of Notes to be registered hereunder is incorporated by reference to the form thereof in Exhibit 2 to the registrant's Current Report on Form 8-K filed with the Commission on July 30, 2003 (the "July 30, 2003 Form 8-K"), which incorporates such document by reference into Registration Statement No. 333-100401.

  Exhibit 2—The Amended and Restated Trust Indenture dated as of February 24, 1999, between the registrant and Wachovia Bank, National Association, as successor by merger to First Union National Bank, as Trustee (the "Trustee"), relating to the Notes to be registered hereunder, is incorporated by reference to the form thereof in Exhibit 4.1 to the registrant's Registration Statement on Form S-3 (Registration No. 333-100401), which incorporates such document by reference to Registration Statement No. 333-74165.

  Exhibit 3—The Officers' Certificate Pursuant to Section 2.01 and 2.03 of the Indenture, which is incorporated by reference to the form thereof in Exhibit 3 to the July 30, 2003 Form 8-K, which incorporates such document by reference into Registration Statement No. 333-100401.

II.
No other Exhibits are applicable because the registrant already has other securities registered on the New York Stock Exchange, Inc.

2

SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

July 30, 2003	FINANCIAL SECURITY ASSURANCE HOLDINGS LTD.
	By:	/s/ BRUCE E. STERN Bruce E. Stern General Counsel and Managing Director

3

QuickLinks

  Item 1. Description of Registrant's Securities to be Registered.
  Item 2. Exhibits.
SIGNATURE